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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

1. Heritage Operating L.P., a Delaware limited partnership, which does business under the following names:

         o        Adams LP Gas of Lake City

         o        Balgas

         o        Blue Flame Gas of Charleston

         o        Blue Flame Gas of Mt. Pleasant

         o        Blue Flame Gas of Vermont

         o        C & D Propane

         o        Carolane Propane Gas

         o        Clarendon Gas

         o        Covington Propane

         o        Cumberland LP Gas

         o        Duncan Propane

         o        Eaves Oil

         o        Efird Gas Company

         o        Fallsburg Gas

         o        Foster Gas

         o        Foust Fuels

         o        Gas Service Co.

         o        Gibson Propane

         o        Greer Gas Co.

         o        Grenier Gas Company

         o        Harris Propane Gas

         o        Heritage Propane

         o        Holton's L.P. Gas

         o        Horizon Gas

         o        Horizon Gas of Palm Bay

         o        Houston County Propane

         o        Hydratane of Athens

         o        Ikard & Newsom

         o        J & J Propane Gas

         o        Jerry's Propane Service

         o        John E. Foster & Son

         o        Johnson Gas

         o        Kingston Propane

         o        Kirby's Propane Gas

         o        Lewis Gas Company

         o        Liberty Propane Gas

         o        Lake County Gas

         o        Lyons Propane


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         o        Modern Propane Gas

         o        Mountain Gas

         o        Myers Propane Service

         o        New Mexico Propane

         o        Northern Energy

         o        Northwestern Propane

         o        Paradee Gas

         o        Pioneer Gas

         o        ProFlame

         o        Propane Gas Inc.

         o        Rural Bottled Gas and Appliance

         o        San Juan Propane

         o        Sandwich Gas

         o        Sawyer Gas

         o        ServiGas

         o        Spring Lake Super Flame

         o        TriGas Company

         o        Tri-Gas of Benzie

         o        Truett's Propane Service

         o        Wakulla L.P.G.

         o        Wurtsboro Propane Gas

         o        Waynesville Gas Service

         o        Young's Propane

2. Heritage-Bi State, L.L.C., a Delaware limited liability company, holding a partnership interest in the following:

         o Bi-State Propane (Bi-State Propane also transacts business under the name Turner Propane)

3. Heritage Service Corp., a Delaware corporation, holding a direct or indirect interest in the following:

         o M-P Oils Ltd., an Alberta, Canada corporation, holding a partnership interest in the following:

                  o        M-P Energy Partnership

         o EarthAmerica, L.L.C., a Delaware limited liability company, holding a direct or indirect interest in the following:

                  o EarthAmerica of Texas, L.P., a Texas limited partnership

4. Guilford Gas Service, Inc., a North Carolina corporation, which conducts business under the name Guilford Gas and through its wholly owned subsidiary:

         o EnergyNorth Propane, Inc., a New Hampshire corporation, which conducts business under the name EnergyNorth Propane and through its wholly owned subsidiary:

                  o VGS Propane, L.L.C., a Vermont limited liability company


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5.       Heritage Energy Resources, L.L.C., an Oklahoma limited liability company

6. AGL Propane, L.L.C., a Georgia limited liability company, which does business under the following names:

         o        AGL Propane

7. Peoples Gas Company, L.L.C., a Delaware limited liability company, which does business under the following names:

         o        Teco Peoples Gas

         o        Teco Propane

8. United Cities Propane Gas, L.L.C., a Delaware limited liability company, which does business under the following names:

         o        E-Con Gas

         o        Heritage Propane

         o        Shaw L.P. Gas

9. Retail Propane Company, L.L.C., a Delaware limited liability company, which does business under the following names:

         o        FlameGas

         o        Green's Fuel Gas Company

         o        PNG Propane Company

         o        Southern Gas Company

         o        Thomas Gas Company

10. EarthAmerica GP, L.L.C., a Delaware limited liability company, holding a direct or indirect interest in the following:

         o        EarthAmerica of Texas, L.P., a Texas limited partnership